UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 14, 2020
Date of Report (Date of earliest event reported)

LIGHTPATH TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27548	86-0708398
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2603 Challenger Tech Court, Suite 100
Orlando, Florida 32826
(Address of principal executive office, including zip code)

(407) 382-4003
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	LPTH	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards providing pursuant to Section 13(a) of the Exchange Act. ☐

LightPath Technologies, Inc.
Form 8-K

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed by LightPath Technologies, Inc. (the “Company”) on that certain Current Report on Form 8-K filed on July 18, 2019 with the U.S. Securities and Exchange Commission (the “SEC”), on July 15, 2019, the Company received a written notice (the “Initial Notice”) from the Listing Qualifications department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2), which requires a minimum closing bid price of $1.00 per share of the Company’s Class A common stock (the “Minimum Bid Price Requirement”). The Initial Notice provided the Company 180 calendar days, or until January 13, 2020, to regain compliance with Nasdaq Listing Rule 5550(a)(2).

The Company determined that it would not regain compliance with the Minimum Bid Price Requirement by the January 13, 2020 deadline. Accordingly, on December 27, 2019, the Company submitted a request to the Listing Qualification department of Nasdaq seeking an additional 180-day period to regain compliance with the Minimum Bid Price Requirement. On January 14, 2020, the Company received a written notice (the “Notice”) from the Listing Qualifications department of Nasdaq that the Company had been granted an additional 180 calendar days, or until July 13, 2020, to regain compliance with the Minimum Bid Price Requirement. The Notice has no immediate effect on the listing or trading of the Company’s Class A common stock and the Class A common stock will continue to trade on The Nasdaq Capital Market under the symbol “LPTH.”

Nasdaq’s determination to grant an extension was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on The Nasdaq Capital Market, with the exception of the bid price requirement, and the Company’s written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. These initial listing requirements include having stockholders’ equity of at least $5 million, having an operating history of at least two years, having at least 1 million in unrestricted publicly held shares, having at least 300 unrestricted round lot stockholders, having at least three market makers, and being in compliance with Nasdaq’s corporate governance standards.

The Notice also stated that if at any time during this additional time period the closing bid price of the Company’s Class A common stock is at least $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written confirmation of compliance and this matter will be closed. If, however, compliance cannot be achieved by July 13, 2020, Nasdaq will provide written notification that the Company’s Class A common stock will be delisted from The Nasdaq Capital Market. At that time, the Company may appeal Nasdaq’s determination to a Hearings Panel.

To regain compliance with the Minimum Bid Price Requirement, the Company intends to actively monitor the closing bid price of its Class A common stock and will consider all available options to regain compliance by July 13, 2020 and maintain its Nasdaq listing, including such actions as effecting a reverse stock split. A reverse stock split would need to be approved by the board of directors and submitted to the Company’s stockholders for approval. Even if the Company chooses to pursue a reverse stock split there can be no assurance that the stockholders would approve such a reverse stock split, that the Company will regain compliance with the Minimum Bid Price Requirement, or maintain its compliance with any of the other Nasdaq continued listing requirements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

LIGHTPATH TECHNOLOGIES, INC.

Dated: January 16, 2020	By:	/s/ Donald O. Retreage, Jr.
Donald O. Retreage, Jr., Chief Financial Officer

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